UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:          May 13, 2010
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Drive Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2010, Integrys Energy Group, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders.  At the Annual Meeting, the Company’s shareholders voted on the following proposals:

·	The election of nine Class A and Class C directors to the Company’s Board of Directors for a one-year term to expire at the Company’s 2011 Annual Meeting of Shareholders;
·	The approval of the Company’s 2010 Omnibus Incentive Compensation Plan; and
·	The ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries for the year ending December 31, 2010.

The nominees named below were elected as directors at the Annual Meeting by the following final votes cast:

Name of Nominee	For	Withheld	Broker Non-Vote
Keith E. Bailey	46,402,119	2,924,960	14,077,799
Pastora San Juan Cafferty	46,279,809	3,047,270	14,077,799
Ellen Carnahan	46,487,747	2,839,332	14,077,799
Kathryn M. Hasselblad-Pascale	45,692,723	3,634,356	14,077,799
John W. Higgins	46,435,143	2,891,935	14,077,799
James L. Kemerling	45,588,886	3,738,193	14,077,799
Michael E. Lavin	46,477,348	2,849,731	14,077,799
William F. Protz, Jr.	46,461,036	2,866,043	14,077,799
Charles A. Schrock	45,210,589	4,116,489	14,077,799

Shareholders approved the Company’s 2010 Omnibus Incentive Compensation Plan by the following final votes cast:

For	Against	Abstained	Broker Non-Vote
37,222,454	9,363,217	2,741,391	14,077,815

The selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries for the year ending December 31, 2010, was ratified by the following final votes cast:

For	Against	Abstained
59,652,746	1,572,773	2,179,359

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Barth J. Wolf Barth J. Wolf Vice President, Chief Legal Officer and Secretary

Date: May 18, 2010